                                                                       EXHIBIT 5

                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York 10022



                                   February 26, 1997



Caribiner International, Inc.
16 W. 61st Street
New York, New York 10023

Ladies and Gentlemen:

          We have acted as special counsel for Caribiner International, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the 462(b) Registration Statement on Form S-1 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), being sold in connection with the offering described in the Registration Statement. As stated therein, a maximum of 140,070 shares of Common Stock are being sold by the Company to certain underwriters pursuant to a purchase agreement (the "Purchase Agreement").

          As special counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

          We are attorneys admitted to practice in the State of New York, and the opinions set forth below and any reference to statutes, rules or regulations herein are limited to the laws of

Caribiner International, Inc.
February 26, 1997
Page 2


the United States of America and the State of New York, and the General Corporation Law of the State of Delaware.

          Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Agreement will, when issued in accordance with the terms of the Purchase Agreement and against payment therefor as set forth therein, be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Schulte Roth & Zabel LLP